As filed with the Securities and Exchange Commission on June 12, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CECO ENVIRONMENTAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	13-2566064
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3120 Forrer Street

Cincinnati, OH 45209

(416) 593-6543

(Address, including zip code, and telephone number, of registrant’s principal executive offices)

EMPLOYEE STOCK PURCHASE PLAN

(full title of the plan)

Phillip DeZwirek

Chief Executive Officer

CECO Environmental Corp.

3120 Forrer Street

Cincinnati, OH 45209

(416) 593-6543

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Leslie J. Weiss

Barnes & Thornburg LLP

One North Wacker Drive, Suite 4400

Chicago, Illinois 60606

(312) 357-1313

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, No par value	1,500,000	$3.70	$5,550,000	$309.69

(1)

The number of shares being registered represents the shares issuable under the CECO Environmental Corp. Employee Stock Purchase Plan and, pursuant to Rule 416 of the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also include such additional shares of the Registrant’s Common Stock that may become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Computed pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee, based upon the average of the high and low sale prices of the common stock as reported by the Nasdaq Global Market on June 8, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in this Part I will be sent or given to participants in the plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

CECO Environmental Corp. (the “Company”) hereby incorporates by reference the following documents filed with the Commission under Section 13 or 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Commission on March 16, 2009;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the Commission on May 11, 2009;

•	Our Current Reports on Form 8-K filed with the Commission on March 12, 2009, May 7, 2009, May 19, 2009, and May 28, 2009;

•

The description of our common stock contained in the registration statement on Form 10 filed with the Commission on December 13, 1992 pursuant to Section 12(g) of the Exchange Act, together with all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, our certificate of incorporation and our bylaws provide for indemnification of our directors, officers, employees and other agents to the extent permitted by the Delaware General Corporation Law. Mandatory indemnification is required for directors and executive officers, and we provide for permissive indemnification for other officers, employees and agents. Also, we are authorized to purchase insurance on behalf of an individual for liabilities incurred whether or not we would have the power or obligation to indemnify him under our bylaws.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

4.1	Articles of Incorporation of the Company. (Incorporated by reference to Exhibit 3.I from Form 10-K dated December 31, 2001)

4.2	Amended and Restated Bylaws of the Company. (Incorporated by reference to Exhibit 3.II from Form 10-K dated December 31, 2001)

5.1*	Opinion of Barnes & Thornburg LLP

23.1*	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)

23.2*	Consent of Independent Registered Public Accounting Firm of BDO Seidman, LLP

23.3*	Consent of Independent Registered Public Accounting Firm of Battelle & Battelle LLP

24.1*	Power of Attorney (Incorporated in the signature page of this Registration Statement)

99.1	CECO Environmental Corp. Employee Stock Purchase Plan. (Incorporated by reference to Exhibit A to the definitive proxy statement filed by the Company with the Commission on April 13, 2009)

*	Filed herewith

Item 9.	Undertakings

(a)	the undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on June 12, 2009.

CECO ENVIRONMENTAL CORP.

By:	/s/ Phillip DeZwirek
Phillip DeZwirek
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Phillip DeZwirek and Dennis W. Blazer his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement of Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip DeZwirek Phillip DeZwirek	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 12, 2009

/s/ Dennis W. Blazer Dennis W. Blazer	Vice president-Finance and Administration, Chief Financial Officer (Principal Financial Officer)	June 12, 2009

/s/ Richard J. Blum Richard J. Blum	Director	June 12, 2009

/s/ Arthur Cape Arthur Cape	Director	June 12, 2009

/s/ Jason DeZwirek Jason DeZwirek	Director	June 12, 2009

/s/ Thomas J. Flaherty Thomas J. Flaherty	Director	June 12, 2009

/s/ Ronald E. Krieg Ronald E. Krieg	Director	June 12, 2009

/s/ Donald A. Wright Donald A. Wright	Director	June 12, 2009

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Incorporation of the Company. (Incorporated by reference to Exhibit 3.I from Form 10-K dated December 31, 2001)

4.2	Amended and Restated Bylaws of the Company. (Incorporated by reference to Exhibit 3.II from Form 10-K dated December 31, 2001)

5.1*	Opinion of Barnes & Thornburg LLP

23.1*	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)

23.2*	Consent of Independent Registered Public Accounting Firm of BDO Seidman, LLP

23.3*	Consent of Independent Registered Public Accounting Firm of Battelle & Battelle LLP

24.1*	Power of Attorney (Incorporated in the signature page of this Registration Statement).

99.1	CECO Environmental Corp. Employee Stock Purchase Plan. (Incorporated by reference to Exhibit A to the definitive proxy statement filed by the Company with the Commission on April 13, 2009)

*	Filed herewith